JPMorgan Chase Financial Company LLC	November 2025

Pricing Supplement

Registration Statement Nos. 333-270004 and 333-270004-01

Dated November 28, 2025

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Assets

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Auto-Callable Dual Directional Trigger PLUS, or “Trigger PLUS,” will pay no interest and do not guarantee any return of your principal at maturity. If the closing price of one ETF Share on the redemption observation date is greater than or equal to the initial share price, the Trigger PLUS will be automatically redeemed for a cash payment of $1,293.50 per Trigger PLUS, or 129.35% of the stated principal amount. If the Trigger PLUS have not been automatically redeemed prior to maturity and the ETF Shares have appreciated in price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the ETF Shares. If the ETF Shares have depreciated in price but by no more than 25%, investors will receive at maturity the stated principal amount of the Trigger PLUS plus an unleveraged positive return equal to the absolute value of the percentage decline. However, if the Trigger PLUS have not been automatically redeemed prior to maturity and the ETF Shares have depreciated in price below the trigger level, at maturity investors will lose the benefit of the absolute return feature and will lose 1% of the stated principal amount for every 1% of decline in the price of the ETF Shares over the term of the Trigger PLUS. The Trigger PLUS are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving the early redemption payment and, if the Trigger PLUS have not been redeemed early, the leverage and absolute return features that in each case apply to a limited range of the performance of the ETF Shares. Investors should be knowledgeable about the risks associated with cryptocurrencies and digital assets because the Fund seeks to reflect generally the performance of the price of bitcoin and therefore the Trigger PLUS involve significant risks in investments tracking cryptocurrencies. Bitcoin has historically exhibited high price volatility relative to more traditional asset classes and has experienced extreme volatility in recent periods and may continue to do so, which may increase the volatility of the ETF Shares. The Trigger PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the Trigger PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the Trigger PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the Trigger PLUS. The investor may lose a significant portion or all of the stated principal amount of the Trigger PLUS.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
ETF Shares:	Shares of the iShares® Bitcoin Trust ETF (Bloomberg ticker: IBIT UQ Equity). We refer to the iShares® Bitcoin Trust ETF as the “Fund.”
Aggregate principal amount:	$21,674,000
Early redemption:	If, on the redemption observation date, the closing price of one ETF Share is greater than or equal to the initial share price, the Trigger PLUS will be automatically redeemed for the early redemption payment on the redemption date. No further payments will be made on the Trigger PLUS once they have been redeemed. In addition, if the Trigger PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final share price is greater than the initial share price or the absolute return feature that applies to the payment at maturity if the final share price is less than or equal to the initial share price but is greater than or equal to the trigger level. Moreover, if the Trigger PLUS are automatically redeemed, your investment may underperform the ETF Shares, and the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the ETF Shares had the Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.
Early redemption payment:	$1,293.50 per Trigger PLUS
Payment at maturity:

If the Trigger PLUS have not been automatically redeemed prior to maturity and:

•       the final share price is greater than the initial share price, for each $1,000 stated principal amount Trigger PLUS: $1,000 + leveraged upside payment

• the final share price is less than or equal to the initial share price but is greater than or equal to the trigger level, for each $1,000 stated principal amount Trigger PLUS: $1,000 + ($1,000 × absolute share return)
In this scenario, you will receive a 1% positive return on the Trigger PLUS for each 1% negative return on the ETF Shares. In no event will this amount exceed the stated principal amount plus $250. Accordingly, the maximum downside payment at maturity is $1,250.00 per Trigger PLUS.
• the final share price is less than the trigger level, for each $1,000 stated principal amount Trigger PLUS: $1,000 × share performance factor
This amount will be less than the stated principal amount of $1,000 per Trigger PLUS and will represent a loss of more than 25%, and possibly all, of your investment.
Share performance factor:	final share price / initial share price
Stated principal amount:	$1,000 per Trigger PLUS
Issue price:	$1,000 per Trigger PLUS (see “Commissions and issue price” below)
Pricing date:	November 28, 2025
Original issue date (settlement date):	December 3, 2025
Maturity date*:	December 3, 2027
Terms continued on the following page
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per Trigger PLUS	$1,000.00	$20.00(2)	$975.00
		$5.00(3)
Total	$21,674,000.00	$541,850.00	$21,132,150.00
(1)	See “Additional Information about the Trigger PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the Trigger PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $20.00 per $1,000 stated principal amount Trigger PLUS it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount Trigger PLUS

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of a liquidation event as described under “Supplemental Terms of the Securities — Acceleration Upon a Liquidation Event” and “Risk Factors — Risks Relating to the Securities Generally — We may accelerate your Trigger PLUS in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if a liquidation event occurs” in this pricing supplement

The estimated value of the Trigger PLUS on the pricing date was $949.30 per $1,000 stated principal amount Trigger PLUS. See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document for additional information.

Investing in the Trigger PLUS involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Risk Factors” beginning on page 10 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Trigger PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, prospectus supplement, prospectus and prospectus addendum, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Trigger PLUS” at the end of this document.

Product supplement no. 4-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

Prospectus addendum dated June 3, 2024: http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:

Leveraged upside payment:	$1,000 × leverage factor × share percent change
Share percent change:	(final share price – initial share price) / initial share price
Absolute share return:	The absolute value of the share percent change. For example, a -5% share percent change will result in a +5% absolute share return.
Leverage factor:	150%
Initial share price:	The closing price of one ETF Share on the pricing date, which was $51.55
Final share price:	The closing price of one ETF Share on the valuation date
Share adjustment factor:	The share adjustment factor is referenced in determining the closing price of one ETF Share and is set initially at 1.0 on the pricing date. The share adjustment factor is subject to adjustment in the event of certain events affecting the ETF Shares. See “The Underlyings — Funds — Anti-Dilution Adjustments” in the accompanying product supplement.
Trigger level:	$38.6625, which is 75% of the initial share price
Redemption observation date*:	December 7, 2026
Redemption date*:	December 10, 2026
Valuation date*:	November 30, 2027
CUSIP / ISIN:	48136LBP3/ US48136LBP31
Listing:	The Trigger PLUS will not be listed on any securities exchange.

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying –– Notes Linked to a Single Underlying (Other Than a Commodity Index)” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of a liquidation event as described under “Supplemental Terms of the Securities — Acceleration Upon a Liquidation Event” and “Risk Factors — Risks Relating to the Securities Generally — We may accelerate your Trigger PLUS in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if a liquidation event occurs” in this pricing supplement

November 2025	Page 2

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Auto-Callable Dual Directional Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027 (the “Trigger PLUS”) can be used:

▪	To provide an opportunity to earn the early redemption payment, which is an amount equal to $1,293.50 per Trigger PLUS, or 129.35% of the stated principal amount, if the closing price of one ETF Share on the redemption observation date is greater than or equal to the initial share price.
▪	As an alternative to direct exposure to the ETF Shares that, if the Trigger PLUS have not been automatically redeemed prior to maturity, enhances returns for any positive performance of the ETF Shares.
▪	If the Trigger PLUS have not been automatically redeemed prior to maturity, to potentially achieve similar levels of upside exposure to the ETF Shares as a direct investment, while using fewer dollars by taking advantage of the leverage factor.
▪	If the Trigger PLUS have not been automatically redeemed prior to maturity, to provide an unleveraged positive return in the event of a decline of the ETF Shares but only if the final share price is greater than or equal to the trigger level.

Maturity:	2 years
Early redemption payment:	$1,293.50 per Trigger PLUS (129.35% of the stated principal amount)
Leverage factor:	150% (applicable only if the Trigger PLUS have not been automatically redeemed prior to maturity and the final share price is greater than the initial share price)
Trigger level:	75% of the initial share price
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.

Supplemental Terms of the Trigger PLUS

For purposes of the accompanying product supplement, the iShares® Bitcoin Trust ETF is a “Fund.”

The Trigger PLUS are not commodity futures contracts or swaps and are not regulated under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”). The Trigger PLUS are offered pursuant to an exemption from regulation under the Commodity Exchange Act, commonly known as the hybrid instrument exemption, that is available to Trigger PLUS that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.

Any values of the ETF Shares, and any values derived therefrom, included in this document may be corrected, in the event of manifest error or inconsistency, by amendment of this document and the corresponding terms of the Trigger PLUS. Notwithstanding anything to the contrary in the indenture governing the Trigger PLUS, that amendment will become effective without consent of the holders of the Trigger PLUS or any other party.

Acceleration Upon a Liquidation Event

Notwithstanding anything to the contrary under “The Underlyings — Funds — Discontinuation of a Fund; Alternate Calculation of Closing Price and Trading Price” in the accompanying product supplement, if the Fund (or a successor fund (as defined in the accompanying product supplement)) is delisted, liquidated or otherwise terminated (each, a “liquidation event”) and the calculation agent determines, in its sole discretion, that no successor fund is available, we will have the right, but not the obligation, to accelerate the payment on the

November 2025	Page 3

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Trigger PLUS. If we choose to exercise this right, (a) we will provide, or cause the calculation agent to provide, written notice of our election to exercise this right to the trustee, on which notice the trustee may conclusively rely, at its New York office, and to The Depository Trust Company, or DTC, as holder of the Trigger PLUS, (b) the amount due and payable per security upon early acceleration will be determined by the calculation agent in good faith and in a commercially reasonable manner on the date on which we (or the calculation agent) deliver notice of acceleration and (c) that amount will be payable on the fifth business day following the date on which we (or the calculation agent) deliver notice of acceleration, and the maturity date will be accelerated to that fifth business day. In determining the amount due and payable upon the occurrence of a liquidation event due to delisting of the ETF Shares, the calculation agent will consider the last price published by the relevant exchange before such delisting.

We will provide, or will cause the calculation agent to provide, written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the Trigger PLUS as promptly as possible and in no event later than two business days prior to the date on which payment is due.

November 2025	Page 4

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

If the closing price of one ETF Share on the redemption observation date is greater than or equal to the initial share price, the Trigger PLUS will be automatically redeemed for a cash payment per Trigger PLUS equal to $1,293.50, or 129.35% of the stated principal amount. If the Trigger PLUS have not been automatically redeemed prior to maturity, the Trigger PLUS offer leveraged upside exposure to an underlying asset and the opportunity, through the absolute return feature, to earn a positive return at maturity for a limited range of negative performance of the underlying asset. If the Trigger PLUS have not been automatically redeemed prior to maturity and the underlying asset has appreciated, at maturity investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset. If the Trigger PLUS have not been automatically redeemed prior to maturity and the underlying asset has depreciated in value but by no more than 25%, at maturity investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline in the underlying asset, which will effectively be limited to a positive 25% return. However, if the Trigger PLUS have not been automatically redeemed prior to maturity and the underlying asset has depreciated in value below the trigger level, at maturity investors will lose the benefit of the absolute return feature and will lose 1% of the stated principal amount for every 1% of decline, without any buffer. Investors may lose a significant portion or all of the stated principal amount of the Trigger PLUS.

In addition, if the Trigger PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final share price is greater than the initial share price or the absolute return feature that applies to the payment at maturity if the final share price is less than or equal to the initial share price but is greater than or equal to the trigger level. Moreover, if the Trigger PLUS are automatically redeemed, your investment may underperform the ETF Shares, and the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the ETF Shares had the Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

Early Redemption Feature	On the redemption observation date, if the closing price of one ETF Share is greater than or equal to the initial share price, the Trigger PLUS will be automatically redeemed for a cash payment per Trigger PLUS equal to the early redemption payment on the redemption date. No further payments will be made on the Trigger PLUS after they have been redeemed.
Leveraged Upside Performance	If the Trigger PLUS have not been automatically redeemed prior to maturity, the Trigger PLUS offer investors an opportunity to capture enhanced returns for any positive performance relative to a direct investment in the ETF Shares.
Absolute Return Feature	If the Trigger PLUS have not been automatically redeemed prior to maturity, the Trigger PLUS offer investors an opportunity to earn an unleveraged positive return if the final share price is less than or equal to the initial share price but is greater than or equal to the trigger level.
Upside Scenario if the ETF Shares Appreciate	The Trigger PLUS have not been automatically redeemed prior to maturity and the final share price is greater than the initial share price and, at maturity, the Trigger PLUS pay the stated principal amount of $1,000 plus a return equal to 150% of the share percent change.
Absolute Return Scenario	The Trigger PLUS have not been automatically redeemed prior to maturity and the final share price is less than or equal to the initial share price but is greater than or equal to the trigger level, which is 75% of the initial share price. In this case, the Trigger PLUS pay a 1% positive return for each 1% negative return of the ETF Shares. For example, if the final share price is 5% less than the initial share price, the Trigger PLUS will provide a total positive return of 5% at maturity. The maximum return you may receive in this scenario is a positive 25% return at maturity.

November 2025	Page 5

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Downside Scenario	The Trigger PLUS have not been automatically redeemed prior to maturity and the final share price is less than the trigger level. In this case, the Trigger PLUS pay an amount that is over 25% less than the stated principal amount and this decrease will be by an amount that is proportionate to the percentage decline in the final share price from the initial share price. (Example: If the ETF Shares decrease in value by 50%, the Trigger PLUS will pay an amount that is less than the stated principal amount by 50%, or $500 per Trigger PLUS.)

November 2025	Page 6

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Auto-Callable Dual Directional Trigger PLUS Work

Payoff Diagram

The diagrams below illustrate the payment upon automatic early redemption or at maturity on the Trigger PLUS based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Early redemption payment:	$1,293.50 per Trigger PLUS (129.35% of the stated principal amount)
Leverage factor:	150%
Trigger level:	75% of the initial share price

Diagram #1: Redemption Observation Date:

November 2025	Page 7

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

Auto-Callable Dual Directional Trigger PLUS Payoff Diagram

How it works

▪	Early Redemption Scenario. On the redemption observation date, if the closing price of one ETF Share is greater than or equal to the initial share price, under the terms of Trigger PLUS, the Trigger PLUS will be automatically redeemed for a cash payment per Trigger PLUS equal to the early redemption payment of $1,293.50 per Trigger PLUS, or 129.35% of the stated principal amount. If the Trigger PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final share price is greater than the initial share price or the absolute return feature that applies to the payment at maturity if the final share price is less than or equal to the initial share price but is greater than or equal to the trigger level. Moreover, if the Trigger PLUS are automatically redeemed, your investment may underperform the ETF Shares, and the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the ETF Shares had the Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.
▪	Upside Scenario. If the Trigger PLUS have not been automatically redeemed prior to maturity and the final share price is greater than the initial share price, for each $1,000 stated principal amount Trigger PLUS, investors will receive the $1,000 stated principal amount plus a return equal to 150% of the appreciation of the ETF Shares over the term of the Trigger PLUS.
▪	For example, if the ETF Shares appreciate 5%, investors will receive a 7.50% return, or $1,075.00 per Trigger PLUS.
▪	For example, if the ETF Shares appreciate 40%, investors will receive a 60.00% return, or $1,600.00 per Trigger PLUS, at maturity. This is significantly more than the early redemption payment the investor would have received if the ETF Shares had appreciated 40% or more as of the redemption observation date, and as a result, the Trigger PLUS were automatically redeemed.
▪	Absolute Return Scenario. If the Trigger PLUS have not been automatically redeemed prior to maturity and the final share price is less than or equal to the initial share price but is greater than or equal to the trigger level, investors will receive a 1% positive return on the Trigger PLUS for each 1% negative return of the ETF Shares.
▪	For example, if the ETF Shares depreciate 5%, investors will receive a 5% return, or $1,050.00 per Trigger PLUS.
▪	The maximum return you may receive in this scenario is a positive 25% return at maturity.
▪	Downside Scenario. If the Trigger PLUS have not been automatically redeemed prior to maturity and the final share price is less than the trigger level, investors will lose the benefit of the absolute return feature and will instead receive an amount that is significantly less than the stated principal amount by an amount proportionate to the percentage decrease of the final share price from the initial share price. This amount will be less than 75% of the stated principal amount per Trigger PLUS.

November 2025	Page 8

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	For example, if the ETF Shares depreciate 50%, investors will lose 50% of their principal and receive only $500.00 per Trigger PLUS at maturity, or 50% of the stated principal amount.

The hypothetical returns and hypothetical payments on the Trigger PLUS shown above apply only if you hold the Trigger PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

November 2025	Page 9

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Trigger PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement and Annex A to the accompanying prospectus addendum. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

Risks Relating to the Trigger PLUS Generally

▪	The Trigger PLUS do not pay interest or, if the Trigger PLUS have not been automatically redeemed prior to maturity, guarantee the return of any principal and your investment in the Trigger PLUS may result in a loss. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or, if the Trigger PLUS have not been automatically redeemed prior to maturity, guarantee the payment of any principal amount at maturity. If the Trigger PLUS have not been automatically redeemed prior to maturity and the final share price is less than the trigger level (which is 75% of the initial share price), you will lose the benefit of the absolute return feature and the payment at maturity will be an amount in cash that is over 25% less than the stated principal amount of each Trigger PLUS, and this decrease will be by an amount that is proportionate to the decrease in the price of the ETF Shares and may be zero. There is no minimum payment at maturity on the Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Trigger PLUS.
▪	If the Trigger PLUS are automatically redeemed prior to maturity, the appreciation potential of the Trigger PLUS is limited to the early redemption payment. If the Trigger PLUS are automatically redeemed prior to maturity, investors will not participate in any appreciation of the ETF Shares, and the return on the Trigger PLUS is limited to the early redemption payment that is paid on the redemption date. In addition, if the Trigger PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final share price is greater than the initial share price or the absolute return feature that applies to the payment at maturity if the final share price is less than or equal to the initial share price but is greater than or equal to the trigger level. Moreover, if the Trigger PLUS are automatically redeemed, your investment may underperform the ETF Shares, and the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the ETF Shares had the Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.
▪	Early redemption risk. The term of your investment in the Trigger PLUS may be limited to as short as approximately one year by the automatic early redemption feature of the Trigger PLUS. If the Trigger PLUS are automatically redeemed prior to maturity, you may not be able to reinvest the proceeds from an investment in the Trigger PLUS at a comparable return for a similar level of risk.
▪	If the Trigger PLUS have not been automatically redeemed prior to maturity, your maximum downside gain on the Trigger PLUS is limited by the trigger level. If the Trigger PLUS have not been automatically redeemed prior to maturity and the final share price is less than or equal to the initial share price and greater than or equal to the trigger level, you will receive at maturity $1,000 plus a return equal to the absolute share return, which will reflect a 1% positive return for each 1% negative return on the ETF Shares, subject to an effective limit of 25%. Because you will not receive a positive return if the Trigger PLUS have not been automatically redeemed prior to maturity and the ETF Shares have depreciated below the trigger level, at maturity your maximum downside payment will be $1,250.00 per $1,000.00 stated principal amount Trigger PLUS.
▪	The Trigger PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the Trigger PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the Trigger PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the Trigger PLUS and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to

November 2025	Page 10

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the Trigger PLUS. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the Trigger PLUS as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the Trigger PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.

▪	The benefit provided by the trigger level may terminate on the valuation date. If the Trigger PLUS have not been automatically redeemed prior to maturity and the final share price is less than the trigger level, the benefit provided by the trigger level will terminate and you will be fully exposed to any depreciation of the ETF Shares.
▪	Secondary trading may be limited. The Trigger PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. JPMS may act as a market maker for the Trigger PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Trigger PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Trigger PLUS.
▪	We may accelerate your Trigger PLUS in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if a liquidation event occurs — If a liquidation event occurs and the calculation agent determines, in its sole discretion, that no successor fund is available, we may, in our sole and absolute discretion, accelerate the payment on your Trigger PLUS and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your Trigger PLUS is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. For more information, see “Supplemental Terms of the Trigger PLUS — Acceleration Upon a Liquidation Event” in this pricing supplement.
▪	The tax consequences of an investment in the Trigger PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Trigger PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the Trigger PLUS described in “Additional Information about the Trigger PLUS ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the Trigger PLUS, the timing and character of any income or loss on the Trigger PLUS could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the Trigger PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Trigger PLUS, including acting as calculation agent and as an agent of the offering of the Trigger PLUS, hedging our obligations under the Trigger PLUS and making the assumptions used to determine the pricing of the Trigger PLUS and the

November 2025	Page 11

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

estimated value of the Trigger PLUS, which we refer to as the estimated value of the Trigger PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Trigger PLUS. The calculation agent has determined the initial share price and the trigger level, will determine the final share price and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events or the selection of a successor to the Fund, and any anti-dilution adjustments, may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the Trigger PLUS and the value of the Trigger PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the Trigger PLUS could result in substantial returns for us or our affiliates while the value of the Trigger PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Trigger PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Trigger PLUS on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the price of the ETF Shares and, as a result, could decrease the amount an investor may receive on the Trigger PLUS at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial share price and the trigger level and, therefore, if the Trigger PLUS have not been automatically redeemed prior to maturity, could potentially increase the price that the final share price must reach before you receive a payment at maturity that exceeds the issue price of the Trigger PLUS or so that you do not suffer a loss on your initial investment in the Trigger PLUS. Additionally, these hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the final share price and, accordingly, the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Trigger PLUS declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS

▪	The estimated value of the Trigger PLUS is lower than the original issue price (price to public) of the Trigger PLUS. The estimated value of the Trigger PLUS is only an estimate determined by reference to several factors. The original issue price of the Trigger PLUS exceeds the estimated value of the Trigger PLUS because costs associated with selling, structuring and hedging the Trigger PLUS are included in the original issue price of the Trigger PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Trigger PLUS and the estimated cost of hedging our obligations under the Trigger PLUS. See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document.
▪	The estimated value of the Trigger PLUS does not represent future values of the Trigger PLUS and may differ from others’ estimates. The estimated value of the Trigger PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the Trigger PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, interest rates and other factors. Different pricing models and assumptions could provide valuations for the Trigger PLUS that are greater than or less than the estimated value of the Trigger PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Trigger PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Trigger PLUS from you in secondary market transactions. See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document.
▪	The estimated value of the Trigger PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the Trigger PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Trigger PLUS as well as the higher issuance, operational and ongoing liability management costs of the Trigger PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Trigger PLUS. The use of an internal funding rate and any

November 2025	Page 12

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

potential changes to that rate may have an adverse effect on the terms of the Trigger PLUS and any secondary market prices of the Trigger PLUS. See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document.

▪	The value of the Trigger PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Trigger PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Trigger PLUS will be partially paid back to you in connection with any repurchases of your Trigger PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Trigger PLUS — Secondary market prices of the Trigger PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your Trigger PLUS during this initial period may be lower than the value of the Trigger PLUS as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the Trigger PLUS will likely be lower than the original issue price of the Trigger PLUS. Any secondary market prices of the Trigger PLUS will likely be lower than the original issue price of the Trigger PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Trigger PLUS. As a result, the price, if any, at which JPMS will be willing to buy Trigger PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Trigger PLUS.

The Trigger PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Trigger PLUS to maturity. See “— Risks Relating to the Trigger PLUS Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the Trigger PLUS will be impacted by many economic and market factors. The secondary market price of the Trigger PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing price of one ETF Share, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility in the prices of the ETF Shares;
o	the time to maturity of the Trigger PLUS;
o	the likelihood of an automatic early redemption being triggered;
o	interest and yield rates in the market generally;
o	the occurrence of certain events to the ETF Shares that may or may not require an adjustment to the share adjustment factor; and
o	a variety of other economic, financial, political, regulatory, geographical, agricultural, meteorological and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Trigger PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Trigger PLUS, if any, at which JPMS may be willing to purchase your Trigger PLUS in the secondary market.

Risks Relating to the ETF Shares

▪	Investing in the Trigger PLUS is not equivalent to investing in the ETF Shares. Investing in the Trigger PLUS is not equivalent to investing in the ETF Shares or the underlying asset. Investors in the Trigger PLUS will not have voting rights or any other rights with respect to the ETF Shares or the underlying asset.

November 2025	Page 13

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	The Fund is not an investment company or a commodity pool and will not be subject to regulation under the Investment Company Act of 1940, as amended, or the Commodity Exchange Act. Accordingly, you will not benefit from any regulatory protections afforded to persons who invest in regulated investment companies or commodity pools.
▪	There are risks associated with the ETF Shares. Although the ETF Shares are listed for trading on a securities exchange and a number of similar products have been traded on various securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the ETF Shares or that there will be liquidity in the trading market.
▪	The performance and market value of the ETF Shares, particularly during periods of market volatility, may not correlate with the performance of the underlying asset as well as the net asset value per ETF Share. The Fund does not fully replicate the performance of bitcoin, which we refer to as the underlying asset with respect to the Fund, due to the fees and expenses charged by the Fund or by restrictions on access to the underlying asset due to other circumstances. Additionally, there is a risk that part or all of the Fund’s holdings in its underlying asset could be lost, stolen or destroyed. Access to the Fund’s underlying asset could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack or cyberattack). All of these factors may lead to a lack of correlation between the performance of the ETF Shares and the Fund’s underlying asset. In addition, because the ETF Shares are traded on a securities exchange and are subject to market supply and investor demand, the market value of one ETF Share may differ from the net asset value per ETF Share.

During periods of market volatility, the Fund’s underlying asset may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per ETF Share and the liquidity of the ETF Shares may be adversely affected.  This kind of market volatility may also disrupt the ability of market participants to create and redeem ETF Shares.  Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell ETF Shares.  As a result, under these circumstances, the market value of ETF Shares may vary substantially from the net asset value per ETF Share.  For all of the foregoing reasons, the performance of the ETF Shares may not correlate with the performance of the underlying asset as well as the net asset value per ETF Share, which could materially and adversely affect the value of the Trigger PLUS in the secondary market and/or reduce any payment on the Trigger PLUS.

▪	The Trigger PLUS are subject to volatility risk. Greater expected volatility with respect to the ETF Shares indicates a greater likelihood as of the pricing date that the final share price could be less than the trigger level if the Trigger PLUS have not been automatically redeemed. The ETF Shares’ volatility, however, can change significantly over the term of the Trigger PLUS. The closing price of one ETF Share could fall sharply during the term of the Trigger PLUS, which could result in you losing a significant portion or all of your principal amount at maturity. In addition, because the Fund is linked to a single asset, not a diverse basket or a broad-based index, the Trigger PLUS carry greater risk and may be more volatile than Trigger PLUS linked to the values of a diverse basket or a broad-based index. Furthermore, bitcoin has historically exhibited high price volatility relative to more traditional asset classes and has experienced extreme volatility in recent periods and may continue to do so, which may increase the volatility of the ETF Shares.
▪	The Trigger PLUS are subject to risks relating to bitcoin and the bitcoin network. The ETF Shares offer exposure to bitcoin. Bitcoin is a digital asset designed to act as a medium of exchange and does not represent legal tender. Use of bitcoin in the retail and commercial marketplace is relatively limited. Bitcoin generally operates without central authority or banks and is not backed by any government or organized governing body. Digital assets such as bitcoin are new and novel products, and their value is influenced by a wide variety of factors that are uncertain and difficult to evaluate. Information about bitcoin holdings is limited, as ownership of bitcoin is semi-anonymous and the supply of accessible bitcoin is unknown.

Bitcoin is an emerging asset class, and regulation in the United States is still developing, including with respect to market integrity, anti-fraud, anti-manipulation, cybersecurity, surveillance and anti-money laundering. Federal, state and/or foreign governments may restrict the use and exchange of bitcoin and

November 2025	Page 14

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

any such regulatory actions may adversely affect the value of bitcoin. Bitcoin and the bitcoin network face significant challenges to scaling. Bitcoin has been and may continue to be subject to extreme market volatility.

Competition from other digital assets or so-called “central bank digital currencies” could adversely affect the value of bitcoin. Political or economic crises may motivate large-scale sales of bitcoin, which could result in a reduction in the prices of bitcoin and adversely affect an investment in the Trigger PLUS. Concerns about the perceived or actual environmental or other risks associated with, or bad publicity regarding, bitcoin may lead to decreased participation in the bitcoin network or decreased interest in or use of bitcoin, which could adversely affect the value of bitcoin and therefore the value of and return on the Trigger PLUS. The value of bitcoin may fall sharply, and potentially to zero, causing you to lose a significant portion or all of your principal amount at maturity. If bitcoin continues to be subject to sharp fluctuations, the ETF Shares and the Trigger PLUS may be adversely affected.

The value of bitcoin could be adversely affected by the actions of bitcoin miners. Your investment in the Trigger PLUS could also be adversely affected by a temporary or permanent “fork” (or “split”) of the bitcoin network and the blockchain, with one version running pre-modified software and the other running modified software. Even when held indirectly, investment vehicles like the ETF Shares may be affected by the high volatility associated with bitcoin exposure. Bitcoin is susceptible to theft, loss, destruction and fraud.

Bitcoin exchanges and other trading venues on which bitcoin trades are also relatively new and, in most cases, largely unregulated and may therefore be more exposed to operational problems, fraud and failure than established, regulated exchanges for securities, derivatives and other currencies. Bitcoin exchanges may stop operating or permanently shut down due to fraud, technical glitches, internet disruptions, hackers or malware (e.g., intentional network attacks), which may also affect the price of bitcoin. Events that negatively affect bitcoin may negatively affect the performance of the ETF Shares and the Trigger PLUS.

▪	Limited trading history. The ETF Shares commenced trading on The Nasdaq Stock Market on January 11, 2024 and therefore has limited historical performance. Accordingly, historical information for the ETF Shares is available only since that date. Past performance should not be considered indicative of future performance.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the Trigger PLUS. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Trigger PLUS or the ETF Shares, or engaging in transactions in them, and any such action could adversely affect the value of the Trigger PLUS or the ETF Shares. These legislative and regulatory actions could result in restrictions on the Trigger PLUS. You may lose a significant portion or all of your initial investment in the Trigger PLUS, including if you are forced to divest the Trigger PLUS due to the government mandates, especially if such divestment must be made at a time when the value of the Trigger PLUS has declined.
▪	The anti-dilution protection for the ETF Shares is limited. The calculation agent will make adjustments to the share adjustment factor for certain events affecting the ETF Shares. However, the calculation agent will not make an adjustment in response to all events that could affect the ETF Shares. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Trigger PLUS may be materially and adversely affected.

November 2025	Page 15

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® Bitcoin Trust ETF Overview

The iShares® Bitcoin Trust ETF is an exchange-traded fund that seeks to reflect generally the performance of the price of bitcoin before the payment of its expenses and liabilities. The assets of the iShares® Bitcoin Trust ETF consist primarily of bitcoin held by the bitcoin custodian on behalf of the iShares® Bitcoin Trust ETF. For additional information about the iShares® Bitcoin Trust ETF, see Annex A in this pricing supplement.

Information as of market close on November 28, 2025:

Bloomberg Ticker Symbol:	IBIT	52 Week High (on 10/6/2025):	$71.29
Current Closing Price:	$51.55	52 Week Low (on 4/8/2025):	$43.59
52 Weeks Ago (on 11/29/2024):	$55.21

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of one ETF Share for each quarter in the period from January 11, 2024 through November 28, 2025. The ETF Shares commenced trading on The Nasdaq Stock Market on January 11, 2024 and therefore has limited historical performance. The closing price of one ETF Share on November 28, 2025 was $51.55. The associated graph shows the closing prices of the ETF Shares for each day in the same period. We obtained the closing price information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for actions taken relating to the ETF Shares, such as stock splits.

The historical closing prices of the ETF Shares should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of one ETF Share on the redemption observation date or the valuation date.

iShares® Bitcoin Trust ETF	High	Low	Period End
2024
First Quarter (commencing January 11, 2024)	$41.95	$22.32	$40.47
Second Quarter	$40.95	$32.39	$34.14
Third Quarter	$38.93	$30.41	$36.13
Fourth Quarter	$60.73	$33.95	$53.05
2025
First Quarter	$60.42	$44.91	$46.81
Second Quarter	$63.23	$43.59	$61.21
Third Quarter	$69.84	$59.84	$65.00
Fourth Quarter (through November 28, 2025)	$71.29	$47.97	$51.55

November 2025	Page 16

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The iShares® Bitcoin Trust ETF - Daily Closing Prices* January 11, 2024 to November 28, 2025

*The dotted line in the graph indicates the trigger level, equal to 75% of the initial share price.

This document relates only to the Trigger PLUS offered hereby and does not relate to the ETF Shares. We have derived all disclosures contained in this document regarding the ETF Shares from the publicly available documents described in the first paragraph under this “iShares® Bitcoin Trust ETF Overview” section, without independent verification. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares® Bitcoin Trust ETF. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the iShares® Bitcoin Trust ETF is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “iShares® Bitcoin Trust ETF Overview” section) that would affect the trading price of the ETF Shares (and therefore the price of the ETF Shares at the time the Trigger PLUS are priced) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the iShares® Bitcoin Trust ETF could affect the value received at maturity, if any, with respect to the Trigger PLUS and therefore the trading prices of the Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the ETF Shares.

November 2025	Page 17

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the Trigger PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 1 Trigger PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the Trigger PLUS:

The estimated value of the Trigger PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Trigger PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the Trigger PLUS. The estimated value of the Trigger PLUS does not represent a minimum price at which JPMS would be willing to buy your Trigger PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the Trigger PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Trigger PLUS as well as the higher issuance, operational and ongoing liability management costs of the Trigger PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Trigger PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Trigger PLUS and any secondary market prices of the Trigger PLUS. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS — The estimated value of the Trigger PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the Trigger PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the Trigger PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS — The estimated value of the Trigger PLUS does not represent future values of the Trigger PLUS and may differ from others’ estimates” in this document.

The estimated value of the Trigger PLUS is lower than the original issue price of the Trigger PLUS because costs associated with selling, structuring and hedging the Trigger PLUS are included in the original issue price of the Trigger PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Trigger PLUS and the estimated cost of hedging our obligations under the Trigger PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the Trigger PLUS may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS — The estimated value of the Trigger PLUS is lower than the original issue price (price to public) of the Trigger PLUS” in this document.

Secondary market prices of the Trigger PLUS:	For information about factors that will impact any secondary market prices of the Trigger PLUS, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS — Secondary market prices of the Trigger PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the Trigger PLUS will be partially paid back to you in connection with any repurchases of your Trigger PLUS by JPMS in an amount

November 2025	Page 18

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the Trigger PLUS. The length of any such initial period reflects the structure of the Trigger PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Trigger PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS — The value of the Trigger PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Trigger PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Trigger PLUS.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat your Trigger PLUS as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, subject to the possible application of the “constructive ownership” rules, the gain or loss on your Trigger PLUS should be treated as long-term capital gain or loss if you hold your Trigger PLUS for more than a year, whether or not you are an initial purchaser of the Trigger PLUS at the issue price. The Trigger PLUS could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the Trigger PLUS that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the Trigger PLUS. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the Trigger PLUS. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.

The IRS or a court may not respect the treatment of the Trigger PLUS described above, in which case the timing and character of any income or loss on your Trigger PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Supplemental use of proceeds and hedging:

The Trigger PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Trigger PLUS. See “How the Auto-Callable Dual Directional Trigger PLUS Work” in this document for an illustration of the risk-return profile of the Trigger PLUS and “iShares® Bitcoin Trust ETF Overview” in this document for a description of the market exposure provided by the Trigger PLUS.

The original issue price of the Trigger PLUS is equal to the estimated value of the Trigger PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Trigger PLUS, plus the estimated cost of hedging our obligations under the Trigger PLUS.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Trigger PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each Trigger PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Trigger PLUS

November 2025	Page 19

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.
Validity of the Trigger PLUS and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the Trigger PLUS offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such Trigger PLUS (the “master note”), and such Trigger PLUS have been delivered against payment as contemplated herein, such Trigger PLUS will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2023.
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these Trigger PLUS are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement.

This document, together with the documents listed below, contains the terms of the Trigger PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the Trigger PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Trigger PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 4-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

• Prospectus supplement and prospectus, each dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

• Prospectus addendum dated June 3, 2024:

http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

November 2025	Page 20

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Annex A

The iShares® Bitcoin Trust ETF

All information contained in this pricing supplement regarding the iShares® Bitcoin Trust ETF (“the IBIT Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the sponsor of the IBIT Fund, iShares Delaware Trust Sponsor LLC (“iShares Delaware”), an indirect subsidiary of BlackRock, Inc. BlackRock Fund Advisors, a California corporation that is a wholly-owned subsidiary of BlackRock, Inc., is the trustee of the IBIT Fund and Wilmington Trust Company, a Delaware trust company, serves as the Delaware trustee of the IBIT Fund. The Bank of New York Mellon is the cash custodian of the IBIT Fund and the administrator of the trust and Coinbase Custody Trust Company, LLC is the bitcoin custodian of the IBIT Fund. Coinbase, Inc., an affiliate of Coinbase Custody Trust Company, LLC, is the prime exchange agent. The IBIT Fund is an investment trust that trades on The Nasdaq Stock Market under the ticker symbol “IBIT.”

The IBIT Fund is a Delaware statutory trust sponsored by iShares Delaware that seeks to reflect generally the performance of the price of bitcoin, which is its underlying asset, less the IBIT Fund’s expenses and liabilities. The assets of the IBIT Fund consist primarily of bitcoin held by a custodian on behalf of the IBIT Fund.

The IBIT Fund issues (in blocks of 40,000 shares, each of which is referred to as a “basket”) shares representing fractional undivided beneficial interests in its net assets. The assets of the IBIT Fund consist primarily of bitcoin held by a custodian on behalf of the IBIT Fund. The shares of the IBIT Fund are intended to constitute a simple and cost-effective means of making an investment similar to an investment in bitcoin rather than by acquiring, holding and trading bitcoin directly on a peer-to-peer or other basis or via a digital asset platform. The trustee of the IBIT Fund sells bitcoin held by the IBIT Fund to pay the IBIT Fund’s expenses on an as-needed basis irrespective of then-current bitcoin prices.

The IBIT Fund is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of bitcoin. The IBIT Fund pays the sponsor’s fee, which accrues daily at an annualized rate equal to 0.25% of the net asset value of the IBIT Fund, at least quarterly in arrears. The trustee of the IBIT Fund will, when directed by the sponsor of the IBIT Fund, and, in the absence of such direction, may in its discretion, sell bitcoin in such quantity and at such times as may be necessary to permit payment of the IBIT Fund sponsor’s fee and IBIT Fund expenses or liabilities not assumed by the sponsor. As a result of the recurring sales of bitcoin necessary to pay the IBIT Fund sponsor’s fee and IBIT Fund expenses or liabilities not assumed by the IBIT Fund sponsor, the net asset value of the IBIT Fund will decrease over the life of the trust. New purchases of bitcoin utilizing cash proceeds from new shares issued by the IBIT Fund do not reverse this trend. A decrease in the amount of bitcoin represented by each share is expected to result in a decrease in the price of the shares, even if the price of bitcoin has not changed. To retain the share’s original price, the price of bitcoin would likely have to increase. Without that increase, the lesser amount of bitcoin represented by the share would be expected to cause the shares to have a correspondingly lower price. If these increases do not occur, or are not sufficient to counter the lesser amount of bitcoin represented by each share, the price of the shares will likely decrease.

Information provided to or filed with the SEC by the IBIT Fund pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file numbers 333-272680 and 001-41914, respectively, through the SEC’s website at http://www.sec.gov. The IBIT Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder. The IBIT Fund is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and is not subject to

November 2025	Page 21

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due December 3, 2027

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

regulation thereunder, and iShares Delaware is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

Bitcoin. Bitcoin is a digital asset, the ownership and behavior of which are determined by participants in an online, peer-to-peer network that connects computers that run publicly accessible, or “open source,” software that follows the rules and procedures governing the bitcoin network, commonly referred to as the bitcoin protocol. The value of bitcoin, like the value of other digital assets, is not backed by any government, corporation or other identified body. Ownership and the ability to transfer or take other actions with respect to bitcoin are protected through public-key cryptography. The supply of bitcoin is constrained or formulated by its protocol instead of being explicitly delegated to an identified body (e.g., a central bank) to control. Units of bitcoin, called tokens, are treated as fungible. Bitcoin and certain other types of digital assets are often referred to as digital currencies or cryptocurrencies. No single entity owns or operates the bitcoin network, the infrastructure of which is collectively maintained by (1) a decentralized group of participants who run computer software that results in the recording and validation of transactions (commonly referred to as “miners”), (2) developers who propose improvements to the bitcoin protocol and the software that enforces the protocol and (3) users who choose what bitcoin software to run.

Bitcoin was released in 2009 and, as a result, there is little data on its long-term investment potential. Bitcoin is not backed by a government-issued legal tender or any other currency or asset. Bitcoin is “stored” or reflected on a digital transaction ledger commonly known as a “blockchain.” A blockchain is a type of shared and continually reconciled database, stored in a decentralized manner on the computers of certain users of the digital asset. Bitcoin is created by “mining.” Mining involves miners using a sophisticated computer program to repeatedly solve very complex mathematical problems on specialized computer hardware. Miners can range from bitcoin enthusiasts to professional mining operations that design and build dedicated machines and data centers.

November 2025	Page 22